Exhibit 99.3

SOCIAL CAPITAL HEDOSOPHIA III OCTOBER 2020 IPOC

2 5.5x 4.8x 4.6x 2.9x 1.9x 1.0x S&P 500 TOTAL SHAREHOLDER RETURN IN THE LAST DECADE Note: Data sourced from FactSet; values shown relative to the S&P 500

3 TECHNOLOGY COMPANY

4 BETTER OUTCOMES AT A LOWER COST

5 GROWING 3X FASTER THAN THE INDUSTRY Note: Based on internal Company analysis

6

7 AN INCREDIBLY VALUABLE COMPANY

8 ONCE IN A GENERATION OPPORTUNITY TO DO THE RIGHT THING

9 HEALTHCARE MOVING AT SOFTWARE SPEED

10

11 BACKDROP

12 HEALTHCARE SPENDING IN 2019 WAS $3.65T Source: The Centers for Medicare & Medicaid Services (CMS)

13 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 1970 1974 1978 1982 1986 1990 1994 1998 2002 2006 2010 2014 2018 Total National Health Expenditures Constant 2018 Dollars +31x +6x SPENDING PER CAPITA SINCE 1970 Note: Data sourced from the Kaiser Family Foundation

14 AVERAGE LIFE EXPECTANCY 78.6 80.7 OECD Average Note: Data sourced from the Organisation for Economic Cooperation and Development (OECD)and World Bank

15 INDIVIDUALS WITH 2+ CHRONIC CONDITIONS 28% 18% 15% 14% France Aus UK Note: Data sourced from the British Medical Journal (BMJ)

16 ADMINISTRATIVE COSTS 8.3% 5.7% 2.7% 2.0% 0.6% United States France Canada UK Norway Note: Data sourced from the Organisation for Economic Cooperation and Development (OECD) Administrative costs as a % of total health expenditures

17 81% OF CONSUMERS ARE DISSASTISFIED WITH THEIR HEALTHCARE EXPERIENCE Source: Study commissioned by Prophet and GE Healthcare Camden Group

18 CLOVER

19 SOFTWARE THAT IMPROVES EVERY INTERACTION AT THE POINT OF CARE

20 CLOVER ASSISTANT IS A COMBINATION OF MACHINE LEARNING AND AN EXPERT SYSTEM

21 PHYSICIANS USE CLOVER ASSISTANT TO HELP THEM DELIVER BETTER CARE TO PATIENTS

22 BETTER OUTCOMES FOR MEMBERS

23 252 197 Benchmark Clover HOSPITAL ADMITS PER 1,000 600 465 Benchmark Clover ER VISITS PER 1,000 23% FEWER ER VISITS 22% FEWER HOSPITAL VISITS Note: Based on internal Company analysis

24 MARKET

25 IMPROVING MEDICARE ADVANTAGE

26 80% HAVE 1+ CHRONIC CONDITION 68% HAVE 2+ CHRONIC CONDITIONS Source: Study commissioned by the National Council on Aging

27 SUPPORTED BY DEMOCRATS AND REPUBLICANS

28 FAST GROWING MARKET 25.6% 9.3% 11.8% 28.2% 12.1% 13.0% 23.8% 8.8% 12.4% 25.7% 13.2% 16.1% 0 - 18 19 - 25 26 - 34 35 - 54 55 - 64 65+ 2018 2010 POPULATION DISTRIBUTION BY AGE COHORT OVER TIME (51m) (39m) Note: Data sourced from the Kaiser Family Foundation

29 WORTH $270B TODAY Note: Analysis based on data from the Centers for Medicare & Medicaid Services (CMS)

30 ESTIMATED WORTH $590B BY 2025 Note: Analysis based on data from the Centers for Medicare & Medicaid Services (CMS)

31 10,000+ NEW PEOPLE BECOME ELIGIBLE EVERYDAY Note: Analysis based on data from the Centers for Medicare & Medicaid Services (CMS)

32 $150M EACH DAY $1B EACH WEEK $55B EACH YEAR Note: Analysis based on data from the Centers for Medicare & Medicaid Services (CMS)

33 TECHNOLOGY THAT DELIVERS BETTER OUTCOMES AT LOWER COSTS

34 GROWTH

35 FASTEST GROWING MEDICARE ADVANTAGE PLAN IN THE U.S. 0% 5% 10% 15% 20% 25% 30% CLOVER MEAN MEDIAN CAGR VS NEXT 9 COMPETITORS Note: Based on internal Company analysis

36 CAPTURE 50% OF NET MEMBERSHIP GROWTH IN THEIR ESTABLISHED MARKETS Note: Based on internal Company analysis

37 25% – 5% 10% 15% 20% 25% 30% 2016 2017 2018 2019 Today MARKET SHARE GROWTH PER COUNTY Note: Based on internal Company analysis

38 SUPERIOR GROSS MARGINS WITH CLOVER ASSISTANT 15% 18% ? Benchmark Clover Today Clover Tomorrow JUST IN THE FIRST 18 MONTHS Returning Member Gross Margin

39 41% CHEAPER THAN MEDICARE 17% CHEAPER THAN NEAREST COMPETITOR Note: Based on internal Company analysis

40 34 COUNTIES TODAY 108 COUNTIES NEXT YEAR

41 57K MEDICARE ADVANTAGE MEMBERS 2020E 73K MEDICARE ADVANTAGE MEMBERS 2021E Note: Company forecasts

42 DIRECT CONTRACTING

43 PROVIDE VALUE TO ORIGINAL MEDICARE

44 CONTRACT DIRECTLY WITH PHYSICIANS TO ADD THOUSANDS OF LIVES THROUGH ONE CONTRACT

45 CREATES A LOW COST ACQUISITION CHANNEL TO COVER MORE LIVES

46 WITH SIMILAR PROFITABILITY AS MEDICARE ADVANTAGE

47 200K MEMBERS ALREADY UNDER CONTRACT FOR 2021

48 450K MEMBERS IN 2023E Note: Company forecasts

49 0 100,000 200,000 300,000 400,000 500,000 600,000 2020E 2021E 2022E 2023E Medicare Advantage (MA) Direct Contracting (DC) 200k DC lives already under contract for 2021 TOTAL LIVES COVERED Note: Based on internal Company analysis 450k DC lives covered by 2023E 139k MA Members by 2023E

50 BUILDING A VIRTUOUS CYCLE WITH COMPOUNDING ADVANTAGES OF SCALE

51 Apply machine learning to provide data - driven, personalized insights at the point of care via the Clover Assistant Capture and synthesize data Improve clinical decision - making to drive better care Share superior economics with members via lower cost and better benefits Drive strong market leading organic membership growth

52 MERGER DETAILS

53 Note: Pro Forma Net Cash on balance sheet includes unrestricted cash and marketable securities less corporate debt as of June 30, 2020 plus $668 mil lion of proceeds from this transaction. Transaction Details ($m) Investment from IPOC $828 PIPE / Co - Investment $400 Contribution from affiliates $155 Pro Forma Enterprise Value $3,702 x 2021E Revenue of $880m 4.2x x 2023E Revenue of $1,723m 2.1x Pro Forma Net Cash on Balance Sheet > $730 Expected Close 1Q - 2021 IPOC + CLOVER

54 2021E 2023E UNITED, HUMANA, CENTENE MEDICARE ADVANTAGE 73,000 139,000 DIRECT CONTRACTING 200,000 450,000 TOTAL LIVES COVERED 273,000 589,000 PREMIUM/ (DISCOUNT) 13% (48%) ANNUAL REVENUE PER MEMBER/LIFE $12,000 $12,000 $12,000 ANNUAL PROFITABILITY PER MEMBER $800 $800 $800 EBITDA $218M $471M EBITDA MULT. 15X 15X 15X VALUATION $3.702B $3.702B MERGER VALUATION $3.702B $3.702B ILLUSTRATIVE VALUATION AT NORMALIZED INDUSTRY ECONOMICS

55 2025E UNITED, HUMANA, CENTENE MEDICARE ADVANTAGE 323,000 DIRECT CONTRACTING 0 TOTAL LIVES COVERED 323,000 ANNUAL REVENUE PER MEMBER $12,000 $12,000 REVENUE $3.876B MERGER VALUATION $3.702B PRICE TO REVS 0.96X 1.31X ILLUSTRATIVE FUTURE ACQUISITION VALUE OF CLOVER’S MA BOOK

56 INVESTMENT THESIS

57 CLOVER IS A TECHNOLOGY COMPANY WHOSE SOFTWARE ALLOWS THEM TO IMPROVE OUTCOMES AND LOWER COSTS CLOVER IS QUICKLY CAPTURING SHARE FROM INCUMBENTS AND ITS DIFFERENTIATION WILL MAKE IT HARD FOR OTHERS TO COPY DIRECT CONTRACTING SUPERCHARGES THE ENTIRE BUSINESS BY CREATING A LOW COST ACQUISITION CHANNEL TO COVER MORE LIVES

58 CLOVER IS THE FASTEST GROWING MEDICARE ADVANTAGE COMPANY IN THE US MEDICARE ADVANTAGE IS THE FASTEST GROWING MARKET WITHIN HEALTHCARE WITH BROAD REGULATORY MOATS AND POLITICAL SUPPORT HEALTHCARE HAS GROWN FASTER THAN EVERYTHING INCLUDING BIG TECH

59 GROWTH * GROWTH * GROWTH

60 TEAM

61 BETTER VS DIFFERENT

62 Vivek Garipalli CEO and Founder Andrew Toy President & CTO

63 IPOC +

64 FIN

DISCLAIMER

Confidentiality and Disclosures

This presentation has been prepared for use by Social Capital Hedosophia Holdings Corp. III ("Social Capital") and Clover Health LLC ("Clover") in connection with their proposed business combination. This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Social Capital and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Social Capital and Clover. Neither Social Capital nor Clover makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. This presentation is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Social Capital and is not intended to form the basis of any investment decision in Social Capital. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own investment decision and perform your own independent investigation and analysis of an investment in Social Capital and the transactions contemplated in this presentation.

This presentation shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

Certain statements in this presentation may constitute "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Social Capital's or Clover's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "strive," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the "Risk Factors" section of Social Capital's registration statement on Form S-1, the proxy statement/prospectus on Form S-4 relating to the business combination, which is expected to be filed by Social Capital with the Securities and Exchange Commission (the "SEC") and other documents filed by Social Capital from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Social Capital and Clover assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Social Capital nor Clover gives any assurance that either Social Capital or Clover will achieve its expectations.

Use of Projections and Illustrative Presentations

The financial projections, estimates, targets and illustrative presentations in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Social Capital's and Clover's control. While all projections, estimates, targets and illustrative presentations are necessarily speculative, Social Capital and Clover believe that the preparation of prospective or illustrative information involves increasingly higher levels of uncertainty the further out the projection, estimate, target or illustrative presentation extends from the date of preparation. The assumptions and estimates underlying the projected, expected, target or illustrative results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates, targets and illustrative presentations in this presentation should not be regarded as an indication that Social Capital and Clover, or their representatives, considered or consider the financial projections, estimates, targets and illustrative presentations to be a reliable prediction of future events. Further, illustrative presentations are not necessarily based on management projections, estimates, expectations or targets but are presented for illustrative purposes only.

Use of Data

The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Social Capital and Clover assume no obligation to update the information in this presentation. Further, these financials were prepared by Clover in accordance with private Company AICPA standards. Clover is currently in the process of uplifting its financials to comply with public company and SEC requirements.

Participants in Solicitation

Social Capital and Clover and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Social Capital's shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed business combination of Social Capital's directors and officers in Social Capital's filings with the Securities and Exchange Commission (the "SEC"), including Social Capital's registration statement on Form S-1, which was originally filed with the SEC on February 28, 2020. To the extent that holdings of Social Capital's securities have changed from the amounts reported in Social Capital's registration statement on Form S-1, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Social Capital's shareholders in connection with the proposed business combination is set forth in the proxy statement/prospectus on Form S-4 for the proposed business combination, which is expected to be filed by Social Capital with the SEC.

Investors and security holders of Social Capital and Clover are urged to read the proxy statement/prospectus and other relevant documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed business combination. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about Social Capital and Clover through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Social Capital can be obtained free of charge by directing a written request to Social Capital Hedosophia Holdings Corp. III, 317 University Ave, Suite 200, Palo Alto, California 94301.

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